Exhibit 4.1

[FORM OF SENIOR SECURED NOTE]

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS ELIGIBLE TO BE SOLD OR SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3 AND 13(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3 OF THIS NOTE.

ACACIA RESEARCH CORPORATION

SENIOR SECURED NOTE

Issuance Date: [ ][1]	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, Acacia Research Corporation, a Delaware corporation (the “Company”), hereby promises to pay to [BUYER] or registered assigns (the “Holder”) in cash the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Payment Date (as defined below), the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Note (including all Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Notes issued pursuant to the Securities Purchase Agreement on an Additional Closing Date that is the Issuance Date (collectively, the “Notes” and such other Senior Secured Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 27.

[1]

Insert the applicable Additional Closing Date, or, in the case of an Exchange (as defined in the Certificate of Designations), the date of the issuance of the applicable Exchange Note (as defined in the Certificate of Designations).

(1) PAYMENTS OF PRINCIPAL; PREPAYMENT. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, any accrued and unpaid Interest and any accrued and unpaid Late Charges (as defined in Section 19(b)) on such Principal and Interest. The “Maturity Date” shall be November 15, 2027. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2) INTEREST. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable semi-annually in arrears on each November 15 and May 15 after the Issuance Date, provided that if any such date falls on a day that is not a Business Day, the next day that is a Business Day (each, an “Interest Payment Date”), to the Holder of record at the close of business on the preceding November 1 and May 1 (even if such day is not a Business Day) (each, an “Interest Record Date”). Interest shall be payable on each Interest Payment Date, to the record holder of this Note on the applicable Interest Record Date, in cash, by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Prior to the payment of Interest on an Interest Payment Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Redemption Amount on each Redemption Date. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to ten percent (10.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default; provided, further, that for the purpose of this Section 2, such Event of Default shall not be deemed cured unless and until any accrued and unpaid Interest shall be paid to the Holder, including, without limitation, Interest accrued at the increased rate of ten percent (10.0%) per annum.

(3) REGISTRATION; BOOK-ENTRY. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 12. Notwithstanding anything to the contrary in this Section 3, the Holder may assign the Note or any portion thereof to an Affiliate of the Holder or a Related Fund of the Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon redemption of any portion of this Note in accordance with the terms hereof or cancellation of any portion of this Note in accordance with Section 26, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Redemption Amount represented by this Note is being redeemed or cancelled, in which case the Holder shall deliver such certificate to the Company as soon as reasonably practicable following such redemption or cancellation or (B) the Holder has provided the Company with prior written notice requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, redeemed and/or cancelled and the dates of such redemptions and/or cancellations or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon redemption or cancellation. If the Company does not update the Register to record such Principal, Interest and Late Charges paid and the dates of such payments and cancellations within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (iv) and (v) shall constitute a “Bankruptcy Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be filed or declared effective within the applicable time period specified in the Registration Rights Agreement, or, at any time while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges, Redemption Price or other amounts when and as due under this Note or any other Transaction Document, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of two (2) Business Days;

(iii) any acceleration or default-triggered redemption or conversion prior to maturity of any Indebtedness or preferred equity of the Company and/or any of its Subsidiaries in an aggregated principal amount and/or stated amount in excess of $10,000,000;

(iv) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vi) one or more judgments, orders or awards for the payment of money aggregating (above any insurance coverage or indemnity from a credit worthy party so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment, order or award is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment, order or award) in excess of $20,000,000 are rendered against the Company or any of its Subsidiaries and which judgments, orders or awards are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

(vii) other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition set forth in this Note, except, in the case of a breach of a covenant or other term or condition of any such agreement which is curable, only if such breach continues for a period of at least an aggregate of twenty (20) days;

(viii) if the Holder is a Designee, other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition set forth in Sections 3(b), 3(c), 3(d), 3(e), 3(i), 3(j), 3(k), 3(l), 3(p), 3(q), 3(r), 3(v), 3(ee), 3(ii), 3(mm), 4(nn), 3(qq) or 4(v) of the Securities Purchase Agreement, except, in the case of a breach of a covenant or other term or condition of any such agreement which is curable, only if such breach continues for a period of at least an aggregate of thirty (30) days;

(ix) any breach or failure in any respect to comply with Section 10 of this Note, except, in the case of a breach or a failure which is curable, only if such breach continues for a period of at least an aggregate of thirty (30) days;

(x) any material provision of any Security Document (as determined by the Collateral Agent) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xi) any Security Document or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Notes on any Collateral purported to be covered thereby;

(xii) any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (xii));

(xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(xiv) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement as and when required by such Securities, the Certificate of Designations or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) consecutive Trading Days;

(xv) the Company becomes an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended;

(xvi) (A) the suspension of the Common Stock from trading on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(xvii) at any time following the fifth (5th) consecutive Business Day after an Authorized Share Failure (as defined in the Series B Warrants), except, solely with respect to the first occurrence of an Authorized Share Failure hereunder, to the extent the Company is complying with the terms set forth in Section 1(h) of the Series B Warrants;

(xviii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes; or

(xix) any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes.

(b) Redemption Right. At any time after the earlier of the Holder’s receipt of an Event of Default Notice (as defined in Section 10(e)) and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice” and the date the Holder delivers an Event of Default Redemption Notice to the Company, an “Event of Default Redemption Notice Date”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the Redemption Amount being redeemed, plus, only in the cases of an Event of Default Redemption pursuant to Section 4(a)(xvi) or Section 4(a)(xvii), an amount in cash equal to the product obtained by multiplying (A) the number of shares of Common Stock issuable upon exercise of the Series B Warrants (without regard to any limitations on exercise set forth in the Series B Warrants) held by the Holder at the time the Company pays the applicable Event of Redemption Price (as defined below) to the Holder and (B) the excess, if any, of (1) the highest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the related Event of Default Redemption Notice, over (2) the lowest Other Exercise Price in effect during such period (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 8. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The Company and the Holder agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing the applicable Event of Default Redemption Price, without the requirement for any notice or demand or other action by the Holder or any other Person; provided that the Holder may, in its sole and absolute discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable. Redemptions required by this Section 4(c) shall be made in accordance with the provisions of Section 8.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to the Company, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to the Company, and be added to the term “Company” under this Note (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Note referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Note with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

(b) Redemption Right. Not less than ten (10) days prior to the consummation of a Change of Control, the Company shall deliver written notice thereof to the Holder (a “Change of Control Notice”) setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known. At any time during the period beginning on the earliest to occur of (x) the public announcement of any oral or written agreement by the Company or any of its Subsidiaries (the “Announcement Date”), upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder’s receipt of a Change of Control Notice, and (z) the consummation of such transaction which results in a Change of Control, and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a “Holder Change of Control Redemption”) all or any portion of this Note by delivering written notice thereof (a “Holder Change of Control Redemption Notice”) to the Company, which Holder Change of Control Redemption Notice shall indicate the Redemption Amount the Holder is electing to require the Company to redeem. Within ten (10) days before or after the applicable Change of Control, the Company may redeem (a “Company Change of Control Redemption” and, together with a Holder Change of Control Redemption, a “Change of Control Redemption”) all but not less than all of this Note by delivering written notice (a “Company Change of Control Redemption Notice” and, together with a Holder Change of Control Redemption Notice, a “Change of Control Redemption Notice”) to the Holder, which Company Change of Control Redemption Notice shall indicate the Redemption Amount that is subject to such Company Change of Control Redemption; provided, that a Company Change of Control Redemption shall only be permitted with respect to a Change of Control in which one hundred percent (100%) of the Equity Interests of the Company is purchased for cash and/or Cash Equivalents. If the Company elects to cause a Company Change of Control Redemption pursuant to this Section 5(b), then it must simultaneously take the same action with respect to all Other Notes and Additional Notes then outstanding. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (A) the Redemption Amount of the Notes being redeemed and (B) the Make-Whole Amount (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 8 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6) OPTIONAL REDEMPTION AT THE HOLDER’S ELECTION. At any time or times (i) during the period commencing on May 15, 2021 and ending on August 15, 2021, inclusive, (ii) during the period commencing on May 15, 2022 and ending on August 15, 2022, inclusive and (iii) during the period commencing on November 15, 2024 and ending on February 15, 2025, inclusive, (each of the events described in the immediately preceding clauses (i) through (iii), a “Holder Optional Redemption Trigger Event”); provided, however, that in cases of the immediately preceding clauses (i) and (ii) the Company shall have issued to the Buyers less than $50,000,000 of aggregate principal amount of SPA Notes, the Holder shall have the right, in its sole and absolute discretion, to require that the Company redeem (a “Holder Optional Redemption”) all or any portion of the Redemption Amount of this Note then outstanding by delivering written notice thereof (a “Holder Optional Redemption Notice” and the date the Holder delivers such notice to the Company, a “Holder Optional Redemption Notice Date”) to the Company which notice shall state (i) the portion of this Note that is being redeemed by the Holder, (ii) the date on which the Holder Optional Redemption shall occur, which date shall be the thirtieth (30th) day from the applicable Holder Optional Redemption Notice Date (or, if such date falls on a day other than a Business Day, the next day that is a Business Day) (a “Holder Optional Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder Optional Redemption Price (as defined below) to the Holder. The portion of this Note subject to redemption pursuant to this Section 6 shall be redeemed by the Company in cash at a price equal to the product determined by multiplying (i) the applicable Holder Optional Redemption Premium and (ii) the Redemption Amount being redeemed, including, without limitation, any accrued and unpaid Interest and Late Charges, if any, on such Redemption Amount and Interest through the applicable Holder Optional Redemption Date (a “Holder Optional Redemption Price”). On the applicable Holder Optional Redemption Date, the Company shall deliver or shall cause to be delivered to the Holder the Holder Optional Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Holder Optional Redemptions made pursuant to this Section 6 shall be made in accordance with Section 8. To the extent redemptions required by this Section 6 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 6, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

(7) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder.

(8) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice; provided that upon a Bankruptcy Event of Default, the Company shall deliver the applicable Event of Default Redemption Price in accordance with Section 4(c) (as applicable, the “Event of Default Redemption Date”). If the Holder or the Company has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the delivery to the Company or the Holder, as applicable, of such notice otherwise (such date, the “Change of Control Redemption Date”). The Company shall deliver to the Holder the applicable Holder Optional Redemption Price on the applicable Holder Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Redemption Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Redemption Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 13(d)) to the Holder representing such Redemption Amount to be redeemed. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of any amount, including Late Charges, which have accrued prior to the date of such notice with respect to the Redemption Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes or the Additional Securities, if any, for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 6 or pursuant to analogous provisions set forth in the Other Notes, the Additional Notes or the Certificate of Designations (each, an “Other Redemption Notice”), the Company shall promptly, but no later than one (1) Business Day of its receipt thereof, forward to the Holder a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem the entire Redemption Prices and such other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from the Holder and each holder of the Other Notes and the Additional Securities, if any, based on the Principal amount of this Note, the principal amount of the Other Notes and the Additional Notes and/or the Stated Value of the Series A Preferred Shares submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(9) SECURITY. This Note, the Other Notes and the Additional Notes are secured to the extent and in the manner set forth in the Security Documents.

(10) COVENANTS.

(a) Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(i) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and the Company shall not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, such limitations shall not apply to (collectively, “Permitted Debt”):

(1) the Incurrence by the Company or any of its Subsidiaries of Indebtedness under any Credit Facilities in an aggregate principal amount outstanding at any time not to exceed $100.0 million;

(2) the Incurrence by the (i) Company of Indebtedness represented by the Notes, Other Notes and Additional Notes and (ii) Guarantors of Indebtedness represented by the Guarantees issued with respect to the Notes, Other Notes and the Additional Notes;

(3) Indebtedness, Disqualified Stock and Preferred Stock existing on the Subscription Date and Series A Preferred Shares issued pursuant to the Securities Purchase Agreement (other than Indebtedness described in clause (1) of this Section 10(a)(i));

(4) Indebtedness with respect to all obligations and liabilities, contingent or otherwise, in respect of letters of credit, acceptances and similar facilities incurred in the ordinary course of business, including, without limitation, letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within thirty (30) days following such drawing;

(5) Indebtedness arising from agreements of the Company or a Guarantor providing for indemnification, adjustment of purchase price, deferred purchase price, earn-out or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Company or assumed, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(6) Indebtedness of the Company to a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Guarantor ceasing to be a Guarantor or any other subsequent transfer of any such Indebtedness (except to the Company or another Guarantor) shall be deemed, in each case to be an Incurrence of such Indebtedness;

(7) shares of Preferred Stock of a Guarantor issued to the Company or another Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor that holds such shares of Preferred Stock of another Guarantor ceasing to be a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Guarantor) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(8) Indebtedness of a Guarantor to the Company or another Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Guarantor lending such Indebtedness ceasing to be a Guarantor or any other subsequent transfer of any such Indebtedness (except to the Company or another Guarantor) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(9) obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations provided by the Company or any Subsidiary, in each case, incurred in the ordinary course of business;

(10) any guarantee or co-issuance by the Company or a Guarantor of Indebtedness or other obligations of the Company or any Guarantor so long as the Incurrence of such Indebtedness or other obligations by the Company or such Guarantor is not prohibited under the terms of this Note; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes and the Additional Notes or the Guarantee of such Guarantor, as applicable, any such guarantee or co-issuance of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes and Additional Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and Additional Notes or the Guarantee of such Guarantor, as applicable;

(11) the Incurrence by the Company or any Guarantor of Indebtedness or Disqualified Stock or Preferred Stock of a Guarantor which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under clauses (2), (3) and (11) of this Section 10(a)(i) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including lender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed, extended or defeased;

(B) has a Stated Maturity which is no earlier than ninety one (91) days after the Maturity Date;

(C) to the extent such Refinancing Indebtedness refinances (x) Indebtedness junior to the Notes and the Additional Notes or the Guarantee of such Guarantor, as applicable, such Refinancing Indebtedness is junior to the Notes and the Additional Notes or the Guarantee of such Guarantor, as applicable, or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(D) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

(12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within ten (10) Business Days of its Incurrence;

(13) Indebtedness of the Company or any Guarantor consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(14) Indebtedness of the Company or any Guarantor Incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers;

(15) to the extent constituting Indebtedness, obligations in respect of (A) customer deposits and advance payments received in the ordinary course of business, (B) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (C) any customary cash management, cash pooling or netting or setting off arrangements or automatic clearinghouse arrangements in the ordinary course of business;

(16) Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by this Note;

(17) Indebtedness in connection with a Qualified Receivables Financing;

(18) the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;

(19) Indebtedness of the Company and its Subsidiaries, to the extent the net proceeds thereof are promptly used to purchase all of this Note, the Other Notes and the Additional Notes in connection with a Change of Control;

(20) Indebtedness incurred by the Company or any Guarantor; provided, that (i) the net proceeds of such Indebtedness will be used to prepay other outstanding Indebtedness of the Company or any Guarantor and (ii) such Indebtedness is thereafter promptly assumed, retired or otherwise repaid by a Person (other than the Company or any Subsidiary) and upon such assumption, retirement or other repayment, such Indebtedness is non-recourse to the Company or any Subsidiary; and

(21) Indebtedness in respect of an acquisition permitted hereunder, which Indebtedness is not incurred in connection with such acquisition by the Company or any Subsidiary in contemplation of such acquisition and such Indebtedness is existing at the time such Person becomes a Subsidiary of the Company or a Guarantor (other than Indebtedness incurred solely in contemplation of such Person becoming a Subsidiary of the Company or a Guarantor, in an aggregate principal amount outstanding at any time not to exceed $20.0 million.

(ii) For purposes of determining compliance with this Section 10(a), in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt, the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 10(a) and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been Incurred pursuant to only one of the clauses in Section 10(a)(i), but may be Incurred partially under one clause and partially under one or more other clauses. Accrual of interest, the accretion of accreted value, the amortization or accretion of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 10(a) or Section 10(d). Any Indebtedness under a revolving credit or similar facility shall only be deemed to be Incurred at the time funds are borrowed. Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 10(a). Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization. The principal amount of any Disqualified Stock or Preferred Stock will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

(b) Limitation on Restricted Payments.

(i) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends, payments or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or (B) dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Subsidiary of the Company that is a Wholly Owned Subsidiary of the Company, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase or otherwise acquire or retire for value any Equity Interests of the Company held by any Person other than the Company or a Subsidiary;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (6) and (8) of Section 10(a)(ii)); or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

(ii) The provisions of Section 10(b)(i) shall not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration such payment or the giving of such notice would have complied with the provisions of this Note (assuming, in the case of a redemption payment, the giving of such notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or Subordinated Indebtedness of the Company or any Guarantor in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of fractional shares), or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Guarantor or to an employee stock ownership plan or any trust established by the Company or any Guarantor to the extent funded by the Company and its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, defeasance, repurchase or other acquisition or retirement of (x) Subordinated Indebtedness of the Company or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or any Guarantor or (y) Disqualified Stock of the Company or any Guarantor made in exchange for, or out of the proceeds of a substantially concurrent sale of, Disqualified Stock of the Company or any Guarantor, in either case which constitutes Refinancing Indebtedness under Section 10(a)(i)(11);

(4) the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company (or the relevant Person’s estate or beneficiary of such Person’s estate) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for succeeding calendar years up to a maximum of $5.0 million in the aggregate in any calendar year);

(5) (a) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or Disqualified Stock or Preferred Stock of any Guarantor and (b) the payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms, in each case, Incurred in accordance with Section 10(a);

(6) the declaration and payment of dividends or other distributions or payments to holders of Series A Preferred Shares, Series A Warrants or Series B Warrants pursuant to their terms;

(7) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $10.0 million and (y) 2.5% of Total Assets at the time of such Restricted Payment;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or other rights if such Equity Interests represent a portion of the exercise price of such options or warrants and payments in cash in lieu of the issuance of fractional shares;

(9) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(10) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor pursuant to provisions similar to those described under Section 5(b); provided that, prior to or concurrently with such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by this Note) have satisfied all obligations pursuant to Section 5(b); and

(11) distributions or payments of Receivables Fees, sales contributions and other transfers of and purchases of assets pursuant to repurchase obligations, in each case in connection with a Qualified Receivables Financing;

(12) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the common equity of the Company or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; and

(13) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Equity Interests of the Company or in connection with the issuance of any dividend otherwise permitted to be made.

(iii) For purposes of this Section 10(b), if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment so long as such Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(c) Guarantees. The Company shall cause each Subsidiary (unless such Subsidiary is already a Guarantor) other than an Immaterial Subsidiary, and promptly after any Immaterial Subsidiary that is a Subsidiary ceases to be an Immaterial Subsidiary, the Company shall cause such Subsidiary, to execute and deliver to the Holder and the holders of the Other Notes, a Guarantee Agreement in the form of Exhibit E attached to the Securities Purchase Agreement pursuant to which such Subsidiary shall guarantee payment of the Notes.

(d) Limitation on Liens.

(i) Neither the Company nor any of its Subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) upon any asset or property of the Company or such Subsidiary or on any evidences of Indebtedness or shares of Capital Stock of, or other ownership interests in, any Subsidiary (regardless of whether the asset, property, Indebtedness, Capital Stock or ownership interests were acquired before or after the date hereof).

(ii) For purposes of this Section 10(d), if any Lien would be permitted pursuant to one or more of the exceptions contained in the definition of “Permitted Lien,” the Company may classify such Lien in any manner that complies with this covenant and may later reclassify any such Lien so long as such Lien (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e) Notices. The Company shall promptly, but in any event within one (1) Business Day, notify the Holder in writing whenever an Event of Default (an “Event of Default Notice”) occurs, and, to the extent required pursuant to Section 24, simultaneously with the delivery of such notice to the Holder, file a Current Report on Form 8-K with the SEC to state such fact.

(f) Financial Covenants.

(i) The Company shall maintain on deposit unrestricted and unencumbered cash and/or Marketable Securities in an aggregate amount equal to not less than $50,000,000; and

(ii) The Company shall not permit the ratio of Consolidated Total Debt to EBITDA as of the last day of any Test Period to exceed 4.00 to 1.00.

(11) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote of the Required Holders at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required for any change or amendment or waiver of any provision to this Note, any of the Other Notes or any of the Additional Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes and the Additional Notes. No consideration shall be offered or paid to any of the holders of Notes or Additional Notes to amend or waive or modify any provision of the Notes and/or the Additional Notes, unless the same consideration (other than the reimbursement of legal fees) is also offered to all of the holders of Notes and Additional Notes. This provision constitutes a separate right granted to each of the holders of Notes and Additional Notes by the Company and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

(12) TRANSFER. The Holder may offer, sell, assign or transfer all or any portion of this Note and the accompanying rights hereunder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(13) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will within five (5) Business Days of such surrender, issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d) and subject to Section 3), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3 following cancellation pursuant to Section 26 or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without any obligation to post a surety or other bond) and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal within five (5) Business Days of receipt of such evidence.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes within five (5) Business Days of such surrender (in accordance with Section 13(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(14) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(15) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(16) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(17) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(18) DISPUTE RESOLUTION. In the case of a dispute as to the arithmetic calculation of any Redemption Price, the Company shall pay the applicable Redemption Price that is not disputed, and the Company shall submit the disputed arithmetic calculations within two (2) Business Days of the delivery of the Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit the disputed arithmetic calculation of any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at its expense, shall cause the accountant to perform the calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent demonstrable error.

(19) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds to an account designated by the Holder; provided, that the Holder, upon written notice to the Company, may elect to receive a payment of cash in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement). Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of six percent (6.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(20) CANCELLATION. After all Principal, any accrued Interest and any other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled and shall not be reissued, sold or transferred.

(21) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(22) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(23) SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(24) DISCLOSURE. Except if an individual affiliated with the Holder serves on the Board, including pursuant to the Governance Agreement, upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(25) USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(26) CANCELLATION IN CONNECTION WITH SERIES B WARRANT EXERCISE. All or any portion of the Principal amount outstanding under this Note may, at the election of the Holder, in its sole and absolute discretion, be surrendered to the Company from time to time for cancellation in payment of the Other Exercise Price in accordance with the terms of the Series B Warrants. Any (A) accrued and unpaid Interest with respect to the Principal amount cancelled pursuant to the immediately preceding sentence and (B) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest, shall be paid in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company on the applicable Share Delivery Date (as defined in the Series B Warrants) and shall not be cancelled in payment of the Other Exercise Price upon exercise of the Series B Warrants.

(27) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Acquired Indebtedness” means, with respect to any specified Person:

(i) Indebtedness of any other Person existing at the time such other Person (a) is merged with or into (or consolidated or otherwise combined with the Company or any Subsidiary) or (b) became a Subsidiary of such specified Person, and

(ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, including Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

(b) “Additional Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(c) “Additional Notes” means: (i) all Senior Secured Notes, if any, issued by the Company pursuant to the Securities Purchase Agreement on an Additional Closing Date that is not the Issuance Date, (ii) all Senior Secured Notes, if any, issued by the Company in an Exchange (as defined in the Certificate of Designations) and (iii) all Stockholders Notes.

(d) “Additional Securities” means (i) the Additional Notes and (ii) all Series A Preferred Shares issued by the Company pursuant to the Securities Purchase Agreement on the Initial Closing Date.

(e) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(f) “Approved Investment” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h) “Buyer” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(i) “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect as of the applicable time of determination.

(j) “Capital Stock” means:

(i) in the case of a corporation, corporate stock;

(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(k) “Cash Equivalents” means:

(i) U.S. Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(ii) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two (2) years from the date of acquisition;

(iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two (2) years from the date of acquisition;

(vii) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two (2) years from the date of acquisition; and

(viii) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (vii) above.

(l) “Certificate of Designations” has the meaning ascribed to such term in the Securities Purchase Agreement.

(m) “Change of Control” means any Fundamental Transaction, other than (i) an Approved Investment, (ii) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company; provided, however, that a Change of Control will be deemed not to have occurred if ninety percent (90%) or more of the consideration in the transaction or transactions which otherwise would constitute a Change of Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on an Eligible Market.

(n) “Code” means the Internal Revenue Code of 1986, as amended.

(o) “Collateral” shall have the meaning ascribed to such term in the Security Documents.

(p) “Collateral Agent” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(q) “Common Stock” means (i) the Company’s shares of common stock, par value $0.001 per share and (ii) any capital stock into which such Common Stock shall be changed or any capital stock resulting from a reorganization, recapitalization or reclassification of such Common Stock.

(r) “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

(s) “Consolidated Interest Expense” means, for any Test Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP as in effect on December 31, 2018, in each case of or by the Company and its Subsidiaries for the most recently completed Test Period, all as determined on a Consolidated basis in accordance with GAAP, and in each case, excluding (i) any additional cash interest owing pursuant to any registration rights agreement, (ii) accretion or accrual of discounted liabilities, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of a bridge, commitment and other financing fees, (v) interest with respect to Indebtedness of any parent of such Person appearing on the balance sheet of such Person solely by reason of push down accounting and (vi) Swap Contract costs.

(t) “Consolidated Net Income” means for any Test Period, the aggregate of the Net Income of a Person and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided, however, that:

(i) any net after-tax extraordinary, nonrecurring or unusual gains or losses shall be excluded;

(ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(iii) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(iv) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(v) the Net Income for such period of any Person that is not a Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period;

(vi) (a) the non-cash portion of “straight-line” rent expense shall be excluded and (b) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included;

(vii) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 shall be excluded;

(viii) the income (or loss) of any non-consolidated entity during such Test Period in which any other Person has a joint interest shall be excluded, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Company or any of its Subsidiaries during such period; and

(ix) the income (or loss) of a Subsidiary during such Test Period and accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries shall be excluded.

(u) “Consolidated Non-cash Charges” means, with respect to the Company and its Subsidiaries for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (including non-cash charges resulting from purchase accounting, in connection with any acquisition or disposition), but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under ASC 815 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

(v) “Consolidated Taxes” means, with respect to the Company and its Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes.

(w) “Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness, including, without limitation, Capital Lease Obligations, of the Company and its Subsidiaries outstanding on such date; provided that Consolidated Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.

(x) “Credit Facilities” means one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

(y) “Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence or assumption of secured Indebtedness, the Liens on the Collateral securing such Indebtedness which are intended to rank equal in priority to the Liens on the Collateral securing the Securities and the Guarantees (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Required Holders and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Securities and the Guarantees (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence or assumption of secured Indebtedness, the Liens on the Collateral securing such Indebtedness which are intended to rank junior (or senior, as applicable) in priority to the Liens on the Collateral securing the Securities and the Guarantees, a customary intercreditor agreement in form and substance reasonably acceptable to the Required Holders and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior (or senior, as applicable) in priority to the Lien on the Collateral securing the Securities and the Guarantees.

(z) “Designee” means Starboard Value LP or any of its Affiliates.

(aa) “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(i) matures or is mandatorily redeemable for cash or in exchange for Indebtedness, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and the Additional Notes and any purchase requirement triggered thereby may not become operative until (or contemporaneously with) compliance with the asset sale and change of control provisions applicable to the Notes and the Additional Notes (including the purchase of any Notes and Additional Notes tendered pursuant thereto)),

(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof, or

(iii) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to ninety one (91) days after the maturity date of the Notes and the Additional Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

(bb) “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period for the most recently completed Test Period plus, without duplication, to the extent the same was deducted in calculating such Consolidated Net Income:

(i) Consolidated Taxes; plus

(ii) Consolidated Interest Expense; plus

(iii) Consolidated Non-cash Charges; plus

(iv) any premiums, expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment or amendment of Indebtedness (including a refinancing thereof) (whether or not successful or meeting the dollar amount thresholds specified herein), including (i) such fees, expenses or charges related to the issuance of Indebtedness, (ii) any amendment or other modification of Indebtedness and (iii) commissions, discounts, yield, premium or other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(v) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(vi) any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or the net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under Section 10(b)(i)(3)(A); plus

(vii) the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period; plus

(viii) any unusual, non-recurring or extraordinary expenses, losses or charges;

less, without duplication, (i) non-cash income or gain increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (2) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (3) items representing ordinary course accruals of cash to be received in future periods; plus (ii) any net gain from discontinued operations or net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income.

In addition, to the extent not already included in Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, EBITDA shall include the amount of net cash proceeds received by the Company and its Subsidiaries from business interruption insurance.

(cc) “Eligible Market” means the Principal Market, The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or the NYSE American.

(dd) “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock other than the Stockholders Notes).

(ee) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ff) “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by the Company in its good faith discretion. “Fair Market Value” may be (but need not be) conclusively established by means of resolutions of the Board setting out such Fair Market Value as determined by the Board in good faith.

(gg) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of more than either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) more than 50% of the outstanding shares of Common Stock, (y) more than 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) more than 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) more than 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(hh) “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, in the United States, consistently applied during the periods involved. For the avoidance of doubt the terms “consolidated” and “Consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

(ii) “Governance Agreement” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(jj) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(kk) “Guarantor” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(ll) “Hedging Obligations” means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

(mm) “Holder Optional Redemption Premium” means (i) in the case of the Holder Optional Trigger Events set forth in clauses (i) and (ii) of Section 6, 105% and (ii) in the case of the Holder Optional Trigger Event set forth in clause (iii) of Section 6, 100%

(nn) “Immaterial Subsidiary” means any Subsidiary of the Company that, together with any other Immaterial Subsidiary, (i) had total revenues for the Test Period as of the date of any determination that were less than 1% of the consolidated revenues of the Company and its Subsidiaries and (ii) as of the end date of the Test Period and as of the date of any determination held less than 1% of the consolidated assets of the Company and its Subsidiaries.

(oo) “Incur” (including, with correlative meaning, the term “Incurrence”) means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

(pp) “Indebtedness” means, with respect to any Person, without duplication: (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), with the amount of letters of credit and bankers’ acceptances being the amount equal to the amount available to be drawn, (c) representing the deferred and unpaid purchase price of any property (except trade payables and similar obligations) which purchase price is due more than one year after the later of the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Capital Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP as in effect on the applicable date of determination; (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (3) to the extent not otherwise included, the principal component of Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person.

(qq) “Initial Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(rr) “Intellectual Property” has the meaning ascribed to such term in the Security Agreement.

(ss) “Interest Rate” means 6.00% per annum, subject to adjustment as set forth in Section 2.

(tt) “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and suppliers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

(uu) “Investment Grade Securities” means:

(i) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two (2) years from the date of acquisition,

(ii) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or, if Moody’s or S&P ceases to rate the securities for reasons outside of the Company’s control, an equivalent rating by any other “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be,

(iii) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two (2) years from the date of acquisition.

(vv) “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

(ww) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(xx) “Make-Whole Amount” means

the excess of:

(1) the present value at such Change of Control Redemption Date of (i) the applicable Change of Control Redemption Price of the Notes being redeemed, plus (ii) all required Interest payments due on such Notes through the Maturity Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Change of Control Redemption Date plus 50 basis points; over

(2) the then outstanding Principal amount of this Note.

(yy) “Marketable Securities” means, any readily marketable equity securities (i) that are traded on an Eligible Market or the Principal Market, (ii) that are eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, (iii) that are not subject to any trading restriction by virtue of possession by the Company or any Subsidiary of any material, nonpublic information about the issuer of such equity securities, (iv) with respect to which the Company is not filing a Schedule 13D pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, (v) with respect to which the Company is not subject to Section 16 of the Exchange Act and (vi) that are issued by an issuer having a total equity market capitalization of not less than $75,000,000.

(zz) “Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

(aaa) “Net Income” means, with respect to the Company and its Subsidiaries, the net income (loss) of the Company and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

(bbb) “Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

(ccc) “Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Treasurer, the Secretary or the Assistant Secretary of such Person, or any direct or indirect parent of such Person, as applicable, or other Person performing such functions, regardless of title or designated as an “Officer” by the Board of Directors for purposes of this Note.

(ddd) “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company and delivered to the Holder.

(eee) “Other Exercise Price” shall have the meaning ascribed to such term in the Series B Warrants.

(fff) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ggg) “Permitted Investments” means:

(i) any Investment in the Company (including the Notes and the Additional Notes) or any Guarantor;

(ii) any Investment in cash or Cash Equivalents, Investment Grade Securities or Marketable Securities, provided that such assets constitute Collateral;

(iii) any Approved Investment;

(iv) any Investment (x) existing on the Subscription Date, (y) made pursuant to binding commitments (whether or not subject to conditions) in effect on the Subscription Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended unless required by the terms of the Investment or otherwise permitted hereunder;

(v) any Investment acquired by the Company or any of its Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company or such other Investment or accounts receivable, (b) in satisfaction of judgments against other Persons, or (c) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(vi) Hedging Obligations entered into (1) for the purpose of fixing, managing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Note to be outstanding; (2) for the purpose of fixing, managing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing, managing or hedging commodity price risk with respect to any commodity purchases;

(vii) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock);

(viii) guarantees issued in accordance with Section 10(a);

(ix) any Investment by Guarantors in other Guarantors;

(x) Investments consisting of purchases and acquisitions of (i) inventory, supplies, materials and equipment, (ii) intellectual property assets or (iii) contract rights, royalty rights, revenue streams, licenses or leases of intellectual property, in each case in the ordinary course of business and, with respect to clauses (ii) and (iii), in an aggregate amount not to exceed $50,000,000;

(xi) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of cash, a Purchase Money Note, contribution of additional receivables or an equity interest;

(xii) Investments of a Guarantor acquired after the Subscription Date or of an entity merged into or consolidated with a Guarantor in a transaction that is not prohibited by Section 5(a) after the Subscription Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(xiii) Investments in receivables owing to the Company or any Subsidiary created or acquired in the ordinary course of business;

(xiv) advances in the form of a prepayment of expense to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business;

(xv) Investment in or repurchases of this Note, the Other Notes, the Additional Notes, the Series A Preferred Shares or the Warrants;

(xvi) Investments resulting from the acquisition of a Person, otherwise permitted by this Note, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(xvii) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Note;

(xviii) any Investment by the Company or any Subsidiary in a Person, if as a result of such Investment: (x) such Person becomes a Guarantor; or (y) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor; and

(xix) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company.

(hhh) “Permitted Liens” means, with respect to any Person:

(i) Liens existing on the Subscription Date;

(ii) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such merger or consolidation and do not extend to or cover property of an Issuer or any Subsidiary other than property of the entity so acquired or which becomes a Subsidiary);

(iii) Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the Subscription Date or to secure Indebtedness Incurred prior to or, at the time of the acquisition thereof for the purpose of financing all or part of the purchase price of property acquired after the Subscription Date (provided that such Liens do not extend to or cover any property of the Company or any of its Subsidiaries other than the property so acquired);

(iv) Liens on any property acquired, developed, constructed or otherwise improved by the Company or any Subsidiary of the Company (including Liens on the Equity Interests of any Subsidiary of the Company and substantially all assets of such Subsidiary, in each case to the extent such property constitutes substantially all of the business of such Subsidiary) to secure or provide for the payment of any part of the purchase price of the property or the cost of the development, construction or improvement thereof (including architectural, engineering, financing, consultant, advisor and legal fees and preopening costs), or any Indebtedness incurred to provide funds for such purposes, or any Lien on any such property existing at the time of acquisition thereof;

(v) Liens which secure Indebtedness or other obligations of the Company or a Guarantor owing to the Company or a Guarantor of the Company permitted to be Incurred in accordance with Section 10(a), which may be senior, pari passu or junior in right of payment and priority to the security interests established by the Security Documents in accordance with a Customary Intercreditor Agreement;

(vi) Liens to government entities, including pollution control or industrial revenue bond financing;

(vii) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;

(viii) mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

(ix) Liens for taxes or assessments and similar charges;

(x) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title;

(xi) Liens required by an escrow agreement in connection with the incurrence of Indebtedness;

(xii) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(xiii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xiv) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(xv) Liens securing cash management services (and other “bank products”) in the ordinary course of business;

(xvi) Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s client or supplier at which such equipment is located;

(xvii) Liens securing Indebtedness incurred pursuant to clause (1) of Section 10(a)(i) plus in the case of any such Indebtedness that is amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed which is secured by a Lien permitted under this clause (xvii) or a portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement, modification or change;

(xviii) Liens securing the Securities and the Guarantees;

(xix) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(xx) (a) judgment and attachment Liens and Liens arising out of decrees, orders and awards, in each case, to the extent not giving rise to an Event of Default and (b) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to such notices and rights and for which adequate reserves have been made to the extent required by GAAP;

(xxi) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under this Note; and

(xxii) any extension, renewal, replacement, restructuring, refinancing or other modification of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (i) through (xxi).

(iii) “Person” means an individual, a limited liability company, a partnership (limited or general), a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(jjj) “Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

(kkk) “Principal Market” means The Nasdaq Global Select Market.

(lll) “Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

(mmm) “Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(i) the Board shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(ii) all sales of accounts receivable and related assets to and by the Receivables Subsidiary are made at Fair Market Value, and

(iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

(nnn) “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Receivables Financing.

(ooo) “Receivables Financing” means any transaction or series of transactions pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to a Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations pursuant to a Swap Contract entered into by the Company or any such Subsidiary in connection with such accounts receivable.

(ppp) “Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

(qqq) “Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or other Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company or any of its Subsidiaries in which the Company or such Subsidiary makes an Investment and to which the Company or such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the Receivables Financing, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and which is designated by the Board (as provided below) as a Receivables Subsidiary and:

(i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by the Company or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Company or any of its Subsidiaries (other than such Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (z) subjects any property or asset of the Company or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(ii) with which neither the Company nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Subsidiary, and

(iii) to which neither the Company nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

(iv) Any such designation by the Board or such other Person shall be evidenced to the Holder by delivery to the Holder of a certified copy of the resolution of the Board or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

(rrr) “Redemption Amount” means the sum of (A) the portion of the Principal to be redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(sss) “Redemption Dates” means, collectively, each Event of Default Redemption Date, each Change of Control Redemption Date and each Holder Optional Redemption Dates, each of the foregoing, individually, a “Redemption Date”.

(ttt) “Redemption Notices” means, collectively, each Event of Default Redemption Notice, each Change of Control Redemption Notice and each Holder Optional Redemption Notice, each of the foregoing, individually, a “Redemption Notice”.

(uuu) “Redemption Prices” means, collectively, each Event of Default Redemption Price, each Change of Control Redemption Price each Holder Optional Redemption Price, each of the foregoing, individually, a “Redemption Price”.

(vvv) “Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(www) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the Buyers, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(xxx) “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(yyy) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(zzz) “Required Holders” means the holders of Notes and Additional Notes representing at least a majority of the aggregate principal amount of the Notes and Additional Notes then outstanding and shall include the Designee so long as the Designee and/or any of its Affiliates holds any Notes and/or Additional Notes.

(aaaa) “Restricted Investment” means an Investment other than a Permitted Investment.

(bbbb) “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

(cccc) “SEC” means the United States Securities and Exchange Commission.

(dddd) “Securities Act” means the Securities Act of 1933, as amended.

(eeee) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the Buyers of the Notes pursuant to which the Company issued the Notes, the Additional Securities and the Warrants, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(ffff) “Security Agreement” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(gggg) “Security Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(hhhh) “Series A Preferred Shares” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(iiii) “Series B Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(jjjj) “SPA Notes” means all Senior Secured Notes issued by the Company pursuant to the Securities Purchase Agreement on an Additional Closing Date.

(kkkk) “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company and its Subsidiaries which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

(llll) “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

(mmmm) “Stated Value” shall have the meaning ascribed to such term in the Certificate of Designations.

(nnnn) “Stockholders Notes” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(oooo) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(pppp) “Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and the Additional Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

(qqqq) “Subscription Date” means November 18, 2019.

(rrrr) “Subsidiary” shall have the meaning ascribed to such term in the Securities Purchase Agreement. Unless otherwise indicated herein, all references to Subsidiaries shall mean Subsidiaries of the Company.

(ssss) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(tttt) “Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

(uuuu) “Test Period” means, for any date of determination, the latest four (4) consecutive fiscal quarters of the Company for which financial statements are available.

(vvvv) “Total Assets” means at any date, the total assets of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, excluding any assets that do not constitute Collateral.

(wwww) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(xxxx) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(yyyy) “Transfer Agent” means Computershare Trust Company, N.A. or such other agent or agents of the Company as may be designated by the Board as the transfer agent for the Common Stock.

(zzzz) “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to the Maturity Date; provided, however, that if the then remaining term of the Notes to the Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the then remaining term of the Notes to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(aaaaa) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(bbbbb) “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

(ccccc) “Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ACACIA RESEARCH CORPORATION

By:
Name:
Title: